UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2020

RIDESHARE RENTAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

433 N. Camden Drive, Suite 600 Beverly Hills, California	90210
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On December 15, 2020, Rideshare Rental, Inc., a Delaware corporation (the “Company”), issued a press release announcing its entry into the last mile logistics space via an acquisition of nearly 80 cargo vans between mid-December 2020 and the end of January 2021. The acquisition will be financed via an expansion of the Company’s existing line of credit in the amount of $1,000,000 with ACME Auto Leasing LLC, a Connecticut limited liability company (“ACME Auto Leasing”).

The Company has entered into a leasing arrangement for the new vans with PDQ Logistics, LLC, a limited liability company whose managing member is the Company’s Chief Executive Officer, Ramy El-Batrawi. In addition, Mr. El-Batrawi has provided ACME Auto Leasing with a personal guarantee on any borrowings under the expanded line of credit. These constitute “related party transactions,” which, pursuant to current rules and regulations of the Securities & Exchange Commission, will be described in greater detail in the Company’s annual report for the fiscal year ended December 31, 2020.

A copy of the Company’s press release, issued on the date hereof, is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2020	RIDESHARE RENTAL, INC.

	By:	/s/ Ramy El-Batrawi
	Name:	Ramy El-Batrawi
	Title:	Chief Executive Officer